UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2018

IDEAL POWER INC.

(Exact name of registrant as specified in charter)

Delaware	001-36216	14-1999058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4120 Freidrich Lane, Suite 100

Austin, Texas 78744

(Address of principal executive offices, including zip code)

(512) 264-1542

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 20, 2018, Ideal Power Inc. (the “Company”), entered into Amendment No. 1 to Lease with Agellan Commercial REIT US L.P., a Delaware limited partnership (the “Lease Amendment”). The Lease Amendment, which is effective as of April 17, 2018, amends that certain Lease Agreement, dated March 24, 2014, for the premises demised therein, consisting of approximately 14,782 rentable square feet located at 4120 Freidrich Lane, Suite 100, Austin, Texas. The Lease Amendment provides for an extension of the term that begins on June 1, 2018, and ends on May 31, 2021 (the “Subject Extension Term”). During the Subject Extension Term, the Company will pay monthly base rent according to the following schedule:

Period	Monthly Base Rent
June 1, 2018–May 31, 2019	$15,397.92
June 1, 2019–May 31, 2020	$16,013.83
June 1, 2020–May 31, 2021	$16,629.75

The foregoing description of the Lease Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Amendment. The Lease Amendment is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 1 to Lease, effective April 17, 2018, by and between Ideal Power Inc. and Agellan Commercial REIT US L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEAL POWER INC.

Date: April 26, 2018	By:	/s/ Timothy Burns
Timothy Burns
Chief Financial Officer